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                              SECURITY MUTUAL LIFE
                          INSURANCE COMPANY OF NEW YORK
                           FLEXIBLE PURCHASE PAYMENT
                               VARIABLE AND FIXED
                              ANNUITY APPLICATION
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Send application and check to:
Security Mutual Life
Insurance Company of New York
P.O. Box 1625
Binghamton, New York 13902-1625

  1. OWNER (Correspondence is sent to the Owner.)

     Name_______________________________________________________________________
         (First)                         (Middle)                       (Last)

     Address____________________________________________________________________
                                         (Street)

     ___________________________________________________________________________
     (City)                                        (State)       (Zip)
     Sex  [ ]M  [ ]F     Phone (_______)________________________________________ Birthdate___________/_____________/________________
                                                                                               (Month)       (Day)         (Year)
     Social Security Number_____________________________________________________

  2. JOINT OWNER

     Name_______________________________________________________________________
          (First)                          (Middle)                       (Last)

     Address____________________________________________________________________
            (Street)              (City)                     (State)       (Zip)

     Birthdate _____/_____/_____   Soc. Sec. No. _______________________________ Sex  [ ] M  [ ] F   Phone (_______)________________

     Unless otherwise provided upon the death of a Joint Owner who is the spouse of the other Joint Owner, the surviving spouse will
     be the Beneficiary.                                                         ___________________________________________________
                                                                                              (Signature of Joint Owner)


  3. ANNUITANT (Complete only if different than Owner.)

     Name_______________________________________________________________________
                       (First)            (Middle)         (Last)

     Address____________________________________________________________________
                       (Street)       (City)        (State)      (Zip)

Birthdate_______/______/______   Sex  [ ] M  [ ] F
           (Month)   (Day) (Year)

Social
Security No.____________________________________________________________________

Phone (_______)_____________________________________

  4. BENEFICIARY
     (Show full name(s), relationship(s), Social Security number(s), percentage each is to receive and address. Use Special Requests Section if additional space is needed.)

     Primary ___________________________________________________________________ Primary ___________________________________________
                                                                                         ___________________________________________
                                                                                         ___________________________________________
                                                                                 Contingent_________________________________________
                                                                                         ___________________________________________
  5. PURCHASE PAYMENT ALLOCATION

     Initial Purchase
     Payment
     $______________________

     Must be whole percentages with a minimum of 10% in any Account or Portfolio. Unless otherwise directed, subsequent purchase payments will be allocated as shown. Total Allocation must equal 100%.


_____% General Account

J.P. Morgan Investment Management
_____% Select Equity Portfolio
_____% Large Capital Stock Portfolio
_____% Small Capital Stock Portfolio
_____% International Equity Portfolio
_____% Quality Bond Portfolio

Lord Abbett & Co.
_____% Growth and Income Portfolio
_____% Bond Debenture Portfolio
_____% Mid-Cap Value Portfolio
_____% Large Cap Research Portfolio
_____% Developing Growth Portfolio
         Lord Abbett Series Fund, Inc.
_____% Growth and Income Portfolio

Conning Asset Management Company
_____% Money Market

6. TYPE OF PLAN
   Non-Qualified

7. SPECIAL REQUESTS

8. DOLLAR COST AVERAGING TRANSFERS - I authorize Dollar Cost Averaging Transfers of $.....  to be  transferred  each month ($500  minimum) from the Conning Asset
Management Company Money Market or the General Account ($6,000 minimum required in the Conning Asset Management Company Money Market or the General Account or amount needed to complete all transfers.)

     FROM                  TO
     Check One             J.P. Morgan Investment Management
     [ ]Conning Asset      _______%    Select Equity Portfolio
        Management         _______%    Large Capital Stock Portfolio
        Company            _______%    Small Capital Stock Portfolio
        Money              _______%    International Equity Portfolio
        Market             _______%    Quality Bond Portfolio
     [ ]General
        Account            Lord Abbett & Co.
                           _______%    Growth and Income Portfolio
                           _______%    Bond Debenture Portfolio
                           _______%    Mid-Cap Value Portfolio
                           _______%    Large Cap Research Portfolio
                           _______%    Developing Growth Portfolio
                           _______%    Lord Abbett Series Fund, Inc.
                                       Growth and Income Portfolio
                           Conning Asset Management Company
                           _______%    Money Market
                                       (if transfers are made from
                                        the General Account)
                           _______
                             100   % Total

     I authorize transfers to be made for:     [ ] 12 months      [ ] 24 months
     [ ] 36 months    [ ] 48 months     [ ] 60 months    Other ______ months
     Dollar Cost Averaging Transfers and Rebalancing Transfers are not available simultaneously.

  9. AUTOMATIC WITHDRAWALS

     I authorize automatic monthly withdrawals of $__________. Total monthly withdrawals cannot exceed 10% of purchase payments in any 12 month period.

     I understand that Automatic Withdrawals are available only if I am over age 59 1/2.

     FEDERAL AND STATE INCOME TAX WITHHOLDING

     Check one:    [ ]I elect to have Federal Income Tax withheld from
                      these distributions.

                   [ ]I elect NOT to have Federal Income Tax withheld from these distributions.

     Note: Even if you elect not to have Federal Income Tax withheld from a distribution, you are liable for payment of Federal Income Tax on the taxable portion of your contract. You may also be subject to tax penalties under the estimated tax payment rules if your payments of estimated tax and withholding, if any, are not adequate.

     If applicable, a State Income Tax election will be made as elected above for Federal Income Tax withholding.

10. REBALANCING TRANSFERS - I authorize Rebalancing Transfers to be made in the applicable percentages elected in the Purchase Payment Allocation section. Rebalancing transfers are not made to or from the General Account. Transfers are to be made: [ ] quarterly [ ] semi-annually [ ] annually.

Dollar Cost Averaging Transfers and Rebalancing Transfers are not available simultaneously.

11. ANNUITY OPTION - If no Annuity Option is specified, the Life Annuity with 10 years Guaranteed Option will be automatically applied.

_______________________
Indicate Annuity Option

12. ANNUITY DATE - The Annuity Date must always be on the first day of a calendar month and must be at least one month after the Issue Date. The Annuity Date may not be later than the first day of the calendar month following the Annuitant's 90th birthday.

_______________________
Indicate Annuity Date

13. Will the annuity applied for replace or change any existing life insurance or annuity? [ ] Yes [ ] No

14. ACKNOWLEDGMENT AND AUTHORIZATION - I (We) agree that the above information and statements and those made on the reverse side are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus(es) of Security Mutual Variable Annuity Account One, Cova Series Trust, Lord Abbett Series Fund, Inc. and General American Capital Company. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


__________________________________________________________
(signature of Owner(s). Annuitant unless otherwise noted)

__________________________________________________________
(signature of Annuitant if other than Owner)

Signed at_________________________________________________
               (City)            (State)

Date______________________________________________________

15. AGENT'S REPORT Will the annuity replace or change any existing life insurance or annuity? [ ] No [ ] Yes (Indicate type and cost basis information.)

     Type           Cost Basis
     [ ]Life         Pre-TEFRA       $___________________  $__________________
                                         (Cost Basis)             (Gain)
     [ ]Annuity      Post-TEFRA      $___________________  $__________________
                                         (Cost Basis)             (Gain)

     Complete any required replacement forms.

Agent's Signature__________________________________

Phone______________________________________________

Agent's Name and Number____________________________

Name and Address of Firm___________________________


10-9180                                                                   (6/97)
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